Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Brad S. Elliott and Chris M. Navratil, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Annual Report on Form 10‐K for the fiscal year ended December 31, 2023 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934, as amended, by Equity Bancshares, Inc. and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned persons have caused this Power of Attorney to be executed as of dates set forth below:

Signature	Title	Date

/s/ Brad S. Elliott	Chairman and	February 28, 2024
Brad S. Elliott	Chief Executive Officer (Principal Executive Officer)

/s/ Chris M. Navratil	Executive Vice President and Chief Financial	February 28, 2024
Chris M. Navratil	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Leon H. Borck	Director	February 28, 2024
Leon H. Borck

/s/ Kevin E. Cook	Director	February 28, 2024
Kevin E. Cook

/s/ Junetta M. Everett	Director	February 28, 2024
Junetta M. Everett

/s/ Gregory L. Gaeddert	Director	February 28, 2024
Gregory L. Gaeddert

/s/ Benjamen M. Hutton	Director	February 28, 2024
Benjamen M. Hutton

/s/ R. Renee Koger	Director	February 28, 2024
R. Renee Koger

Signature	Title	Date
/s/ James S. Loving	Director	February 28, 2024
James S. Loving

/s/ Jerry P. Maland	Director	February 28, 2024
Jerry P. Maland

/s/ Shawn D. Penner	Director	February 28, 2024
Shawn D. Penner